                                  Registration No. 333-01717
=================================================================

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                     --------------------

                  POST-EFFECTIVE AMENDMENT TO
                         FORM S-3
                    REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933
                     --------------------

                  Consolidated Edison, Inc.
    (Exact name of Registrant as specified in its charter)

      New York                             13-3965100
(State of incorporation)     (I.R.S. Employer Identification No.)
                         4 Irving Place
                    New York, New York 10003
                (Address, including zip code, of
            Registrant's principal executive offices)

     JOAN S. FREILICH,         or        PETER J. O'SHEA, JR.
   Senior Vice President and          Senior Vice President and
   Chief Financial Officer                 General Counsel
                         4 Irving Place
                    New York, New York 10003
                         (212) 460-3900
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     ---------------------

     If the only securities registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /x/
     -----------------------------------------------------------------

Consolidated Edison, Inc. ("Registrant") is the successor issuer of
Consolidated Edison Company of New York, Inc. ("CECONY") pursuant to the Agreement and Plan of Exchange referenced as Exhibit 2 hereto and, pursuant to Rule 414(d) under the Securities Act of 1933, hereby expressly adopts CECONY's Registration Statement on Form S-3 (No. 333-01717) as Registrant's own registration statement for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934.
=================================================================

PROSPECTUS SUPPLEMENT

                            Consolidated Edison, Inc.
              Automatic Dividend Reinvestment and Cash Payment Plan


         This Prospectus Supplement amends the Prospectus, dated March 16, 1996, and the Prospectus, dated November 23, 1993, as previously amended by the Prospectus Supplement, dated March 16, 1996, and should be read in conjunction with these documents. Additional copies of these documents are available from Con Edison Investor Services (800-522-5522).

         Effective January 1, 1998, pursuant to the Agreement and Plan of Exchange between Consolidated Edison Company of New York, Inc. ("CECONY") and Consolidated Edison, Inc. ("CEI") , the outstanding shares of Common Stock ($2.50 par value) of CECONY were exchanged automatically on a share-for-share basis for the shares of Common Shares ($.10 par value) of CEI, CEI assumed the Automatic Dividend Reinvestment and Cash Payment Plan and the plan was amended to provide for CEI Common Shares instead of CECONY Common Stock. Plan participants as of January 1, 1998 need take no action to continue their participation in the plan.


        The date of this Prospectus Supplement is January 2, 1998.

PROSPECTUS DATED MARCH 14, 1996


           Consolidated Edison Company of New York, Inc.
      Automatic Dividend Reinvestment and Cash Payment Plan


     Consolidated Edison Company of New York, Inc. ("Con Edison") hereby offers participation in its Automatic Dividend Reinvestment and Cash Payment Plan (the "Plan") to holders of record of Con Edison's Common Stock ($2.50 par value) ("Common Stock"). Participants pay no commissions or fees for purchases of Common Stock under the Plan. Common Stock purchased or deposited by, or transferred to, a participant pursuant to the Plan will be credited to the account of the participant established under the Plan (the "Participant's Account"). The Plan is administered by Con Edison Investor Services ("Investor Services"), and all inquiries about a Participant's Account should be directed to Investor Services at the address shown on the back cover of this Prospectus. To join the Plan, you must submit a completed and signed Authorization Form to Investor Services.

     This Prospectus relates to 4,260,601 shares of Common Stock, and reflects an amendment to the Plan which changes the limit on cash payments to $24,000 in each calendar year. The Plan, which was established in 1977, was last amended effective as of March 1, 1996.

     The date as of which purchases of New Shares will be credited to a Participant's Account (the "New Share Investment Date") for purchases with cash dividends will be the dividend payment date. For purchases of New Shares with cash payments, the New Share Investment Date will be the last business day of the month in which such payments are received. New Shares will be purchased at the average of the high and low prices at which Common Stock was sold on the business day next preceding the New Share Investment Date as reported in The Wall Street Journal. Market Shares will be purchased at the average price for all shares of Common Stock purchased with dividends paid on the same date or cash payments received during the same month, as the case may be. Market Shares will be credited to a Participant's Account promptly after determination of the applicable average price.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
   COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
       OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   AVAILABLE INFORMATION

     Con Edison is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and at its Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information concerning Con Edison also can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 120 South LaSalle Street, Chicago, Illinois 60605 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.


           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following Con Edison documents have been filed with the Securities and Exchange Commission (File No. 1-1217), and are hereby incorporated by reference in this Prospectus:

    -  Annual Report on Form 10-K for the year ended December 31,
       1994;

    - Definitive proxy statement, dated April 3, 1995, for the annual meeting of stockholders held on May 15, 1995;

    - Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995, June 30, 1995 and September 30, 1995;

    - Current Reports on Form 8-K, dated February 13, 1995, June 21, 1995 and February 29, 1996; and

    - Description of Common Stock in Con Edison's registration statement on Form 10 dated May 3, 1935, as updated by Con Edison's Current Report on Form 8-K dated June 23, 1992.

     All documents filed by Con Edison pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this Prospectus and prior to the termination of the offering made by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Con Edison will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this Prospectus, except that exhibits to such documents shall not be provided unless they are specifically incorporated in such documents. Requests should be directed to Investor Services, P.O. Box 149, Cooper Station, New York, New York 10003 (Telephone No.: (800) 522-5522).

                                   CON EDISON

     Con Edison, incorporated in New York State in 1884, supplies electric service in all of New York City (except part of Queens), and in most of Westchester County, New York. It supplies gas in Manhattan, The Bronx and part of Queens and Westchester, and steam in part of Manhattan. Con Edison's principal office is located at 4 Irving Place, New York, New York 10003 (Telephone No.: (212) 460-4600).

                      USE OF PROCEEDS

     The net proceeds to be received by Con Edison when New Shares are purchased for the Plan will be added to the general funds of Con Edison and will be used for general corporate purposes. Con Edison will not receive any proceeds when Market Shares are purchased.


                             DESCRIPTION OF THE PLAN

     The following question and answer presentation constitutes the Plan, as amended, effective as of March 1, 1996.

Purpose

1.   What is the purpose of the Plan?

     The primary purpose of the Plan is to provide participants with a convenient way of acquiring additional shares of Common Stock without paying brokerage commissions or fees. Also, when New Shares are purchased by the Plan, Con Edison will receive funds to use for general corporate purposes.

Advantages

2.   What are some of the advantages of the Plan?

     -  No brokerage commissions or fees for purchases of Common
        Stock

     - Convenient automatic investment of cash dividends on Common Stock

     - Optional additional investment of not more than $24,000 in any calendar year

     - Efficient investment because fractions of shares are credited to a Participant's Account (as well as whole shares) and earn dividends proportionate to those earned on whole shares

     -  Con Edison will assume the burden of safekeeping Common
        Stock certificates

3.   Are there any expenses for participants?

     Participants pay no commissions or fees for purchases or withdrawal of Common Stock under the Plan or for administration of the Plan. However, for sales of Common Stock under the Plan, brokerage commissions and any applicable transfer tax or withholding tax on the sale will be deducted from the proceeds of the sale. Transfers are also subject to any applicable transfer taxes.

     Con Edison is required to report to the Internal Revenue Service as income to a participant brokerage charges paid by Con Edison for Common Stock purchased for the Participant's Account.
See "Federal Income Tax Information" below.

Administration

4.   Who administers the Plan?

     Investor Services administers the Plan, keeps records, sends statements of account to participants, and performs such other duties as may be necessary for the operation of the Plan, except for the duties of the Independent Agent and the Custodian. See Questions 5 and 6. Correspondence and inquiries regarding the Plan should be directed to Investor Services at the address shown on the back cover of this Prospectus.

     A participant who changes his or her address should notify Investor Services. Con Edison is required to transfer to New York State ownership of Common Stock subject to dividend reinvestment if the Common Stock is deemed abandoned because the participant's address is unknown and certain other conditions exist. Common Stock so transferred may be recovered by the participant from New York State in accordance with procedures established by New York State.

5.   Who purchases and sells Common Stock under the Plan?

     An independent agent appointed by Con Edison (the "Independent Agent") will purchase and sell Common Stock under the Plan. The Independent Agent will be a bank or trust company or a broker-dealer registered under the Securities Exchange Act of 1934, and will not be affiliated with Con Edison. Con Edison may appoint or terminate the Independent Agent without notice to participants. Con Edison will direct the Independent Agent to purchase either New Shares or Market Shares. See Question 11. The Independent Agent will select the broker or brokers (who may be or include the Independent Agent) through which purchases of Market Shares and sales of Common Stock under the Plan will be executed.

6.   Who will hold the Common Stock certificates?

     Unless otherwise requested by a participant (see Question 18), either the Independent Agent or a custodian appointed by Con Edison (the "Custodian") will hold in custody the certificates for Common Stock in the Participant's Account, including any Common Stock certificates submitted by the participant for safekeeping. See Question 15. The Common Stock held under the Plan by the Independent Agent or the Custodian will be registered in its name or that of its nominee. The Custodian, if one is appointed, will be a bank or trust company, and will not be affiliated with Con Edison. Con Edison may appoint or terminate a Custodian without notice to participants.

Participation

7.   Who is eligible to join the Plan?

     All holders of record of Common Stock, in whose names Common Stock certificates are registered, are eligible to join the Plan; provided that, in the case of holders who are citizens or residents of a country other than the United States of America, its territories and possessions, participation in the Plan would not violate any local laws of such country applicable to Con Edison or to the holder. Beneficial owners of Common Stock whose shares are registered in names other than their own (such as a bank or a broker) may become eligible to participate by having registration of the shares transferred to their names. Alternatively, a beneficial owner may be able to make arrangements with the holder of record, for the holder of record to participate in the Plan on behalf of the beneficial owner, but any fees or charges of the holder of record in such case will be the responsibility of the beneficial owner.

8.   How does an eligible shareholder join the Plan?

     Eligible shareholders may join the Plan by obtaining an Authorization Form from Investor Services and submitting the completed and signed Authorization Form to Investor Services.

     A shareholder who is enrolled in the Plan on March 1, 1996 will automatically continue to participate in the Plan on the terms set forth in this Prospectus, unless and until such shareholder submits to Investor Services a written request to terminate participation in the Plan and to transfer, withdraw or sell all Common Stock in the Participant's Account. The most recent Authorization Form received from such a shareholder will continue in effect.

     A participant who wishes to change the number of shares of Common Stock held of record by such participant on which dividends will be reinvested, should submit a new Authorization Form to Investor Services. If the new Authorization Form is received by Investor Services on or before the record date established for payment of a particular dividend, the new Authorization Form will be effective for that dividend. See Question 12.

9.   What does the Authorization Form provide?
     The Authorization Form authorizes the application for the Participant's Account, pursuant to the Plan, of (i) all cash dividends on all Common Stock registered in the participant's name (except as provided in the following paragraph), (ii) all cash dividends on Common Stock credited to the Participant's Account, and (iii) any cash payments submitted by the participant.

     A participant may, in lieu of reinvesting the cash dividends on all Common Stock held of record by the participant, specify the number of shares of Common Stock held of record by the participant on which dividends shall be reinvested. If the number of shares held of record by the participant falls below the number specified, the dividends on all such shares will be reinvested. If the number of shares of Common Stock held of record by the participant subsequently increases, the number of shares on which the dividends are reinvested will correspondingly increase up to the number originally specified. Otherwise, increases or decreases in the number of shares of Common Stock held of record by the participant will not affect the number specified for dividend reinvestment.

10. Are there any restrictions on the amount a participant may invest under the Plan?

     Yes. While there is no restriction on the amount of cash dividends that a participant may invest under the Plan, cash payments are limited. Cash payments submitted by a participant may not be less than $20 per payment nor more than $24,000 in any calendar year.

Purchases

11. What is the source of Common Stock purchased under the Plan?

     The Common Stock purchased for the Plan will be either (i) New Shares purchased by the Independent Agent directly from Con Edison or (ii) shares of Common Stock purchased by the Independent Agent, in one or more transactions, on any securities exchange on which shares of Common Stock are traded, in the over-the-counter market or in negotiated transactions with parties not affiliated with Con Edison, at current market prices and on such terms as the Independent Agent may determine to be in the best interests of the participants ("Market Shares"). Not more than once in any three-month period, Con Edison will instruct the Independent Agent as to whether New Shares or Market Shares are to be purchased. The statement of account sent to participants after purchases will indicate whether New Shares or Market Shares were purchased.

12.  How are cash dividends reinvested under the Plan?

     If the Authorization Form is received by Investor Services on or before the record date established for payment of a particular dividend, reinvestment of dividends will begin with that dividend payment. If the Authorization Form is received by Investor Services after the record date for a particular dividend, that dividend will be paid in cash and reinvestment of dividends will commence with the following dividend payment. The record date for a Common Stock dividend is ordinarily about one month prior to the dividend payment date for that dividend. Con Edison has historically paid cash dividends on Common Stock on the 15th day of March, June, September and December.

     No interest will be paid to participants on dividends held pending investment.

     The number of shares to be credited to a Participant's Account with respect to a particular dividend payment will be determined by dividing the amount of the cash dividends being invested on behalf of the participant by the price of the shares, including fractions of a share computed to three decimal places. See Question 14, which explains how the price will be determined.

     If a participant has not certified to Con Edison that the participant is not subject to Federal income tax backup withholding and that the participant's taxpayer identification number is correct, Con Edison is required to withhold and submit to the Internal Revenue Service a tax on the dividends paid on the participant's Common Stock. For such participants, Con Edison will reinvest an amount equal to the dividend payment less the withholding tax. Currently, the backup withholding tax rate is 31%. A form for use by participants in making the required certification may be obtained from Investor Services.

13.  How are cash payments invested under the Plan?

     A participant may make cash payments of not less than $20 per payment nor more than $24,000 in any calendar year by submitting to Investor Services a check or money order made payable to Con Edison along with written instructions to use the payment to purchase Common Stock for a Participant's Account. A form for use in making cash payments will be attached to the statements of account sent to participants. A cash payment may be made upon enrollment in the Plan. Within 10 days of receipt by Investor Services, cash payments will be delivered to the Independent Agent (or, if one is appointed, the Custodian). There is no obligation to make a cash payment.

     No interest will be paid to participants on cash payments held pending investment.

     The number of shares to be credited to a Participant's Account with respect to a cash payment will be determined by dividing the cash payment by the price of the shares, including fractions of a share computed to three decimal places. See Question 14, which explains how the price will be determined.

     A cash payment will be refunded to a participant if Investor Services receives, not later than one week prior to the date the payment would otherwise be invested, a written request from the participant to refund the payment.

14. What will be the price for Common Stock purchased under the Plan?

     New Shares or Market Shares will be purchased for the Plan by the Independent Agent, in accordance with the latest instruction given by the Company. See Question 11. Con Edison cannot guarantee that Common Stock will be purchased at any particular price.

     New Shares purchased under the Plan will be credited to a Participant's Account at the average of the high and low prices at which Common Stock was sold on the business day next preceding the New Share Investment Date as reported in The Wall Street Journal. If The Wall Street Journal for any reason does not report such prices, the average of the high and low prices at which Common Stock was sold on the last day preceding such New Share Investment Date on which Common Stock was traded, as reported in the Consolidated Transaction Reporting System, will be used.

     Market Shares purchased under the Plan will be credited to a Participant's Account at the average of the actual prices paid by the Independent Agent for all shares of Common Stock purchased with dividends paid on the same date or cash payments received during the same month, as the case may be. If Market Shares are to be purchased, Con Edison will instruct the Independent Agent to purchase such shares promptly and in no event, in the case of cash dividends, more than 10 days after the dividend payment date, and in the case of cash payments, more than 10 days after the end of the month in which the payment is received by Investor Services.

Safekeeping

15. Can Common Stock not purchased under the Plan be deposited for safekeeping?

     A participant may deposit Common Stock not purchased under the Plan for safekeeping in the Participant's Account, provided that the certificates for the Common Stock to be deposited are registered in the participant's name, or if such certificates are registered in another name, the participant has satisfied the requirements for transfer of such certificates. See Question 17.
Participants depositing Common Stock for safekeeping, should deliver the unendorsed Common Stock certificates, along with a letter requesting safekeeping, to Investor Services. It is recommended that the certificates be sent by registered mail, return receipt requested and be properly insured.

     Registration of the Common Stock deposited for safekeeping will be transferred to the name of the Independent Agent or Custodian or that of its nominee and credited to the Participant's Account. Thereafter, the deposited Common Stock will be treated in the same manner as Common Stock purchased under the Plan by the participant, and all cash dividends on the deposited Common Stock will be used to purchase Common Stock for the Participant's Account.

Transfers, Withdrawals and Sales

16.  How do transfers, withdrawals and sales affect participant's
     Common Stock?

     Transfers, withdrawals and sales of shares of Common Stock from a Participant's Account reduce the number of shares in the Participant's Account, but do not otherwise affect the participant's participation in the Plan. Cash dividends on any Common Stock remaining in the Participant's Account will continue to be used to purchase Common Stock. Any cash payment submitted by the participant will be used to purchase Common Stock, unless a refund is requested (see Question 13). Cash dividends on Common Stock held of record by the participant, including any Common Stock withdrawn by the participant, will continue to be reinvested in accordance with the participant's most recent Authorization Form unless the participant submits to Investor Services a new Authorization Form or a written request to terminate participation in the Plan. A form for use in terminating participation in the Plan will be attached to the statements of account sent to participants.

If a participant sells or otherwise transfers all of the shares of Common Stock the participant holds outside the Plan, all cash dividends on Common Stock in the Participant's Account will continue to be used to purchase Common Stock until the participant transfers, withdraws or sells all of the Common Stock in the Participant's Account.

17. How does a participant transfer Common Stock from the Participant's Account?

     A participant may transfer ownership of Common Stock in the Participant's Account to another account within the Plan. Alternatively, the participant may transfer ownership of whole shares of Common Stock in the Participant's Account by submitting to Investor Services a written request to issue Common Stock certificates in the name of another person, provided this request is accompanied by a request to withdraw the Common Stock to be transferred. See Question 18.

     To transfer Common Stock, a participant must submit to Investor Services an assignment of the Common Stock in form and substance satisfactory to Con Edison. The transfer will be subject to the same requirements as applicable to the transfer of securities generally, including the requirement of a medallion signature guarantee. No transfer will be made unless and until the participant has complied with all applicable requirements. A form of assignment and further information about current transfer requirements may be obtained from Investor Services.

     For transfers within the Plan, Investor Services will credit an existing Participant's Account with the Common Stock to be transferred if the transferee is already a Plan participant. Otherwise, Investor Services will establish an account under the Plan for the transferee and credit the transferred Common Stock to the new account. The transferor and transferee will each receive a statement showing the number of shares of Common Stock transferred. The transferred Common Stock will be treated in the same manner as if it had been purchased under the Plan by the transferee, and all cash dividends on the transferred Common Stock will be used to purchase Common Stock under the Plan.

18. How does a participant withdraw Common Stock from the Participant's Account?

     A participant may withdraw certificates for any number of whole shares of Common Stock in the Participant's Account by submitting to Investor Services a written request to withdraw such shares. Certificates for fractions of shares will not be issued under any circumstances. A form for use in withdrawing Common Stock will be attached to the statements of account sent to participants.

     If a participant requests to withdraw all Common Stock in the Participant's Account, Con Edison will issue certificates for whole shares of Common Stock in the Participant's Account and will instruct the Independent Agent to sell any fraction of a share in the same manner as if the participant had requested Common Stock to be sold. See Question 19.

     Unless a transfer is requested by a participant, certificates for Common Stock withdrawn from the Participant's Account will be issued in the name in which the account was originally established under the Plan. See Question 17.

     Common Stock in a Participant's Account may not be pledged. A participant who wishes to pledge Common Stock must first request that certificates for such shares be issued in the participant's name.

19. How does a participant sell Common Stock from the Participant's Account?

     A participant may sell all or a specified number of shares of Common Stock in the Participant's Account by submitting to Investor Services a written request to sell such shares; provided, however, that no request for the sale of less than 100 shares of Common Stock will be processed unless such shares constitute all Common Stock held in the Participant's Account. A form for use in selling Common Stock will be attached to the statements of account sent to participants.

     Each week, Investor Services will aggregate all such requests received during the prior week, and instruct the Independent Agent to sell the aggregate number of shares of Common Stock in one or more transactions. The net proceeds of such sale will be allocated among each selling participant based on the number of shares sold that are attributable to the participant and the average sales prices, commission and transfer tax. The payment to a participant may also be subject to the Federal backup withholding tax. Con Edison cannot guarantee that Common Stock will be sold on any specific day or at any specific price.

Stock Dividends, Stock Splits Or Rights Offerings

20. What happens to stock dividends, stock splits and stock rights?

     Any stock dividends or split shares distributed by Con Edison on Common Stock in a Participant's Account will be added to the Participant's Account. If a participant's most recent Authorization Form specifies that dividends be reinvested on fewer than all shares held of record, the number of shares specified will be deemed to be proportionately increased in the event of a stock dividend or stock split or proportionately decreased in the event of a reverse stock split.

     In the event of a rights offering, Con Edison will instruct the Independent Agent to promptly sell all rights attributable to shares held under the Plan and invest the proceeds in Common Stock for the respective accounts of the participants in the same manner as in the case of investment of cash payments. See Question 13. The number of such shares to be credited to a Participant's Account will be determined by dividing the net proceeds from the sale of rights attributable to shares credited to the Participant's Account by the price of the shares purchased. See Question 14. A participant who wishes to exercise the rights should withdraw Common Stock from the Participant's Account in advance of the record date for such rights offering. See Question 18.

Reports To Participants

21. How will a participant be informed as to the status of the Participant's Account?

     Following each purchase of Common Stock for a Participant's Account, a statement of account will be mailed to the participant. A participant will also receive a statement following any sale, withdrawal, transfer, or deposit for safekeeping of Common Stock for the Participant's Account. Participants should retain these statements for income tax and other purposes.

Voting Of Common Stock

22. How will the Common Stock in the Participant's Account be voted?

     Each participant will receive a proxy statement and a form of proxy which will cover all Common Stock held by the participant of record and all Common Stock in the Participant's Account. Such shares will be voted only in accordance with the instructions of the participant.

Foreign Shareholders

23.  How will the Plan apply to foreign shareholders?

     In the case of foreign participants who have their dividends reinvested and whose dividends are subject to Federal income tax withholding, Con Edison will reinvest, after deduction of taxes, an amount equal to the net dividends. Cash payments received by Investor Services from foreign participants will be invested in the same manner as cash payments from other participants. See Question 13. All cash payments must be in United States dollars.

Suspension, Modification Or Termination Of The Plan

24.  May the Plan be changed or discontinued?

     Con Edison reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan, each Participant's Account will be distributed in the same manner as if a participant had requested to withdraw all Common Stock from the Participant's Account. See Question 18.

Responsibility Of Con Edison

25.  What are the responsibilities of Con Edison under the Plan?

     Con Edison will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any failure to terminate a Participant's Account upon such participant's death prior to receipt by Con Edison of notice in writing of such death.

FEDERAL INCOME TAX INFORMATION

     A participant will be treated for Federal income tax purposes as having received, on the dividend payment date, the dividends used to purchase Common Stock under the Plan. This dividend is includible in the participant's gross income, even though the participant does not receive the dividend in cash. In addition, if Market Shares are purchased, a participant will be deemed to have received, on the Investment Date, additional income equal to the brokerage charges paid by Con Edison on such shares. Con Edison is required to report such dividends and additional income to the Internal Revenue Service.

     A participant will not realize any taxable income solely by reason of transferring or withdrawing Common Stock, unless all Common Stock in the Participant's Account is withdrawn, in which event a participant will realize a gain or loss on any fractional share sold. More generally, gain or loss may be realized by a shareholder whenever Common Stock is sold or otherwise transferred by the shareholder. The amount of such gain or loss will be the difference between the amount which the shareholder receives for Common Stock and the tax basis of the Common Stock. The tax basis of Common Stock purchased pursuant to the Plan as presently constituted will generally be the cost (including any brokerage charges) as shown in the statements of account sent to participants. Con Edison is required to report the sale of any Common Stock from a Participant's Account to the Internal Revenue Service.

     Dividends reinvested under the Plan during 1982 and 1983 were invested in newly-issued "qualified common stock", and were eligible for special Federal income tax treatment. An individual shareholder who chose to receive dividends in the form of Common Stock under the Plan during 1982 and 1983 could have elected to exclude a portion of such dividends from Federal income tax. Common Stock acquired by a participant who so elected has a zero tax basis and remains subject to special Federal income tax rules.

     Payments to a participant will be subject to a withholding tax if the participant fails to certify to Con Edison that the participant is not subject to Federal income tax backup withholding or fails to provide Con Edison with the participant's correct taxpayer identification number on Form W-9. Currently, the backup withholding tax rate is 31%.

     The above discussion of Federal income tax consequences is general in nature and should not be relied upon as tax advice. Participants seeking tax advice regarding the Plan should consult with their own tax adviser.

                      INDEMNIFICATION
     Sections 721 to 725 of the Business Corporation Law of the State of New York provide for indemnification of directors and officers. In addition, pursuant to Section 15 of Con Edison's By-Laws, Con Edison shall indemnify, to the extent not prohibited by any law, any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an investigation or legislative proceeding (and including an action by or in the right of Con Edison), by reason of the fact that he or she is or was a Trustee or officer of Con Edison against any and all judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred with respect to such action or proceeding or related appeal. As permitted by Section 726 of the Business Corporation Law, Con Edison has insurance (a) to indemnify Con Edison for obligations it incurs for indemnification of its Trustees and officers, and (b) to indemnify Trustees and officers of Con Edison for losses, costs and expenses incurred by them in actions brought against them in connection with their acts as Trustees or officers for which they are not indemnified by Con Edison. Con Edison has also purchased insurance coverage insuring the Trustees and officers of Con Edison against certain liabilities that could arise in connection with administration of Con Edison's employee benefit plans. No such indemnification or insurance payment shall be made to or on behalf of a Trustee or officer if a judgment or other final adjudication adverse to the Trustee or officer establishes that his acts were committed in bad faith or were the results of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     As permitted by Section 402 of the Business Corporation Law, Article 10 of Con Edison's Certificate of Incorporation provides:

     "A Trustee of the Company shall not be liable to the Company or any of its stockholders for damages for any breach of duty in such capacity, except to the extent elimination or limitation of liability is not permitted by applicable law. Any repeal or modification of this Article shall not adversely affect any right, immunity or protection of a Trustee of the Company existing or provided hereunder with respect to any act or omission occurring prior to the repeal or modification."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers or persons controlling Con Edison pursuant to the foregoing provisions, Con Edison has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. 17

                                  LEGAL MATTERS

     The validity of the Common Stock being offered pursuant to this Prospectus and certain other related legal matters have been passed upon for Con Edison by Peter J. O'Shea, Jr., Esq., Senior Vice President and General Counsel.

                                     EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to Con Edison's Current Report on Form 8-K, dated February 29, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

=================================================================

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Con Edison. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the Prospectus or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Con Edison since the date of the Prospectus or that the information herein is correct as of any time since such date.


                         ---------------

                                TABLE OF CONTENTS

Available Information . . . . . . . . . . . . . . . . . . . .  2
Incorporation of Certain Documents by
  Reference  . . . . . . . . . . . . . . . . . . . . . . . . . 2
Con Edison  . . . . . . . . . . . . . . . . . . . . . . . .  . 4
Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . 4
Description of the Plan  . . . . . . . . . . . . . . . . . . . 4
  Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . 4
  Advantages  . . . . . . . . . . . . . . . . . . . . . . . .  5
  Administration  . . . . . . . . . . . . . . . . . . . . . .  5
  Participation . . . . . . . . . . . . . . . . . . . . . . .  7
  Purchases . . . . . . . . . . . . . . . . . . . . . . . . .  8
  Safekeeping . . . . . . . . . . . . . . . . . . . . . . . . 11
  Transfers, Withdrawals and Sales . . . . . . . . . . . . .  11
  Stock Dividends, Stock Splits
    or Rights Offerings . . . . . . . . . . . . . . . . . . . 14
  Reports to Participants . . . . . . . . . . . . . . . . . . 14
  Voting of Common Stock . . . . . . . . . . . . . . . . . .  14
  Foreign Shareholders . . . . . . . . . . . . . . . . . . .  15
  Suspension, Modification or
    Termination of the Plan . . . . . . . . . . . . . . . . . 15
  Responsibility of Con Edison . . . . . . . . . . . . . . .  15
Federal Income Tax Information . . . . . . . . . . . . . . .  16
Indemnification . . . . . . . . . . . . . . . . . . . . . . . 17
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . 18
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

=================================================================

=================================================================



                                  [Con Ed logo]



       Automatic Dividend Reinvestment and Cash Payment Plan



                         ---------------


                            PROSPECTUS

                         ---------------


          The  Plan is  administered  by,  and all  inquiries
                      should  be  directed to:

                      Con Edison Investor Services
                           P.O. Box 149
                         Cooper Station
                      New York, New York 10003
                            800-522-5522




                         March 14, 1996


=================================================================

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 23, 1993)


           Consolidated Edison Company of New York, Inc.
      Automatic Dividend Reinvestment and Cash Payment Plan


     This Prospectus Supplement amends the Prospectus, dated November 23, 1993, and should be read in conjunction with the Prospectus. Additional copies of the Prospectus are available from Con Edison Investor Services (800-522-5522).

     A shareholder who is enrolled in the Plan on March 1, 1996 will automatically continue to participate in the Plan on the terms set forth in the Prospectus and this Prospectus Supplement, unless and until such shareholder submits to Investor Services a written request to terminate participation in the Plan and to transfer, withdraw or sell all Common Stock in the Participant's Account. The most recent Authorization Form received from such a shareholder will continue in effect.

                       --------------------

On the cover of the Prospectus, substitute the following for the third paragraph:

     "This Prospectus relates to 4,260,601 shares of Common Stock, and reflects an amendment to the Plan which changes the limit on cash payments to $24,000 in each calendar year. The Plan, which was established in 1977, was last amended effective as of March 1, 1996."

Under the caption "Description of the Plan" in the Prospectus, substitute the following for the first paragraph:

     "The following question and answer presentation constitutes the Plan, as amended, effective as of March 1, 1996."


Under the caption "Description of the Plan" in the Prospectus, substitute the following for the references in the responses to Questions 2, 10 and 13 to the limit on optional additional payments or cash payments being "$12,000 in any calendar year":

      "$24,000 in any calendar year"


Under the caption "Legal Matters" in the Prospectus, substitute the following:

     "The validity of the Common Stock being offered pursuant to this Prospectus and certain other related legal matters have been passed upon for Con Edison by Peter J. O'Shea, Jr., Esq., Senior
Vice President and General Counsel."

                       --------------------


     The date of this Prospectus Supplement is March 14, 1996.

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following Con Edison documents have been filed with the Securities and Exchange Commission (File No. 1-1217), and are hereby incorporated herein by reference:

    -  Annual Report on Form 10-K for the year ended December 31,
       1994;

    - Definitive proxy statement, dated April 3, 1995, for the annual meeting of stockholders held on May 15, 1995;

    - Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995, June 30, 1995 and September 30, 1995;

    - Current Reports on Form 8-K, dated February 13, 1995, June 21, 1995 and February 29, 1996; and

    - Description of Common Stock in Con Edison's registration statement on Form 10 dated May 3, 1935, as updated by Con Edison's Current Report on Form 8-K dated June 23, 1992.

     All documents filed by Con Edison pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date hereof and prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     Con Edison will provide without charge to each person to whom this Prospectus Supplement is delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference herein, except that exhibits to such documents shall not be provided unless they are specifically incorporated in such documents. Requests should be directed to Investor Services, P.O. Box 149, Cooper Station, New York, New York 10003 (Telephone No.: (800) 522-5522).

                         EXPERTS

     The consolidated financial statements incorporated herein by reference to Con Edison's Current Report on Form 8-K, dated February 29, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS DATED NOVEMBER 23, 1993


           Consolidated Edison Company of New York, Inc.
      Automatic Dividend Reinvestment and Cash Payment Plan


     Consolidated Edison Company of New York, Inc. ("Con Edison") hereby offers participation in its Automatic Dividend Reinvestment and Cash Payment Plan (the "Plan") to holders of record of Con Edison's Common Stock ($2.50 par value) ("Common Stock"). Participants pay no commissions or fees for purchases of Common Stock under the Plan. Common Stock purchased or deposited by, or transferred to, a participant pursuant to the Plan will be credited to the account of the participant established under the Plan (the "Participant's Account"). The Plan is administered by Con Edison Investor Services ("Investor Services"), and all inquiries about a Participant's Account should be directed to Investor Services at the address shown on the back cover of this Prospectus.

     If you are already in the Plan, you need take no action to continue your participation. To join the Plan, you must submit a completed and signed Authorization Form to Investor Services.

     This Prospectus relates to 4,500,000 shares of Common Stock, and reflects amendments to the Plan which: (i) authorize Con Edison to determine whether the shares to be purchased will be authorized but previously unissued shares of Common Stock purchased directly from Con Edison ("New Shares") or Market Shares (as defined herein); (ii) change the limit on cash payments to $12,000 in each calendar year; (iii) permit a participant to transfer or sell Common Stock in the Participant's Account; and (iv) permit a participant to deposit Common Stock certificates for safekeeping in the Participant's Account. The Plan, which was established in 1977, was last amended effective as of February 1, 1990.

     The date as of which purchases of New Shares will be credited to a Participant's Account (the "New Share Investment Date") for purchases with cash dividends will be the dividend payment date. For purchases of New Shares with cash payments, the New Share Investment Date will be the last business day of the month in which such payments are received. New Shares will be purchased at the average of the high and low prices at which Common Stock was sold on the business day next preceding the New Share Investment Date as reported in The Wall Street Journal. Market Shares will be purchased at the average price for all shares of Common Stock purchased with dividends paid on the same date or cash payments received during the same month, as the case may be. Market Shares will be credited to a Participant's Account promptly after determination of the applicable average price.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
   COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
       OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   AVAILABLE INFORMATION

     Con Edison is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's New York Regional Office, 75 Park Place, New York, New York 10007; and at its Chicago Regional Office, Northwest Atrium Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information concerning Con Edison also can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the Midwest Stock Exchange, 120 South LaSalle Street, Chicago, Illinois 60605 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

     Con Edison will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this Prospectus, except that exhibits to such documents shall not be provided unless they are specifically incorporated in such documents. Requests should be directed to Investor Services, P.O. Box 149, Cooper Station, New York, New York 10003 (Telephone No.: (800) 522-5522 in New York State, or (800) 221-6664
outside of New York State).

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following Con Edison documents have been filed with the Securities and Exchange Commission (File No. 1-1217), and are hereby incorporated by reference in this Prospectus:

    -  Annual Report on Form 10-K for the year ended December 31,
       1992;

    - Definitive proxy statement, dated April 5, 1993, for the annual meeting of stockholders held on May 17, 1993; and

    - Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1993, June 30, 1993 and September 30, 1993.

    - Current Reports on Form 8-K, dated January 13, 1993, February 1, 1993, February 4, 1993, April 7, 1993, May 19, 1993 and June 7, 1993.

    - Description of Common Stock in Con Edison's registration statement on Form 10 dated May 3, 1935, as updated by Con Edison's Current Report on Form 8-K dated June 23, 1992.

     All documents filed by Con Edison pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this Prospectus and prior to the termination of the offering made by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                              CON EDISON

     Con Edison, incorporated in New York State in 1884, supplies electric service in all of New York City (except part of Queens), and in most of Westchester County, New York. It supplies gas in Manhattan, The Bronx and part of Queens and Westchester, and steam in part of Manhattan. Con Edison's principal office is located at 4 Irving Place, New York, New York 10003 (Telephone No.: (212) 460-4600).

                            USE OF PROCEEDS

     The net proceeds to be received by Con Edison when New Shares are purchased for the Plan will be added to the general funds of Con Edison and will be used for general corporate purposes. Con Edison will not receive any proceeds when Market Shares are purchased.


                           DESCRIPTION OF THE PLAN

     The following question and answer presentation constitutes the Plan, as amended, effective as of December 1, 1993.

Purpose

1.   What is the purpose of the Plan?

     The primary purpose of the Plan is to provide participants with a convenient way of acquiring additional shares of Common Stock without paying brokerage commissions or fees. Also, when New Shares are purchased by the Plan, Con Edison will receive funds to use for general corporate purposes.

Advantages

2.   What are some of the advantages of the Plan?

     -  No brokerage commissions or fees for purchases of Common
        Stock

     - Convenient automatic investment of cash dividends on Common Stock

     - Optional additional investment of not more than $12,000 in any calendar year

     - Efficient investment because fractions of shares are credited to a Participant's Account (as well as whole shares) and earn dividends proportionate to those earned on whole shares

     -  Con Edison will assume the burden of safekeeping Common
        Stock certificates

3.   Are there any expenses for participants?

     Participants pay no commissions or fees for purchases or withdrawal of Common Stock under the Plan or for administration of the Plan. However, for sales of Common Stock under the Plan, brokerage commissions and any applicable transfer tax or withholding tax on the sale will be deducted from the proceeds of the sale. Transfers are also subject to any applicable transfer taxes.

     Con Edison is required to report to the Internal Revenue Service as income to a participant brokerage charges paid by Con Edison for Common Stock purchased for the Participant's Account.
See "Federal Income Tax Information" below.

Administration

4.   Who administers the Plan?

     Investor Services administers the Plan, keeps records, sends statements of account to participants, and performs such other duties as may be necessary for the operation of the Plan, except for the duties of the Independent Agent and the Custodian. See Questions 5 and 6. Correspondence and inquiries regarding the Plan should be directed to Investor Services at the address shown on the back cover of this Prospectus.

     A participant who changes his or her address should notify Investor Services. Con Edison is required to transfer to New York State ownership of Common Stock subject to dividend reinvestment if the Common Stock is deemed abandoned because the participant's address is unknown and certain other conditions exist. Common Stock so transferred may be recovered by the participant from New York State in accordance with procedures established by New York State.

5.   Who purchases and sells Common Stock under the Plan?

     An independent agent appointed by Con Edison (the "Independent Agent") will purchase and sell Common Stock under the Plan. The Independent Agent will be a bank or trust company or a broker-dealer registered under the Securities Exchange Act of 1934, and will not be affiliated with Con Edison. Con Edison may appoint or terminate the Independent Agent without notice to participants. Con Edison will direct the Independent Agent to purchase either New Shares or Market Shares. See Question 11. The Independent Agent will select the broker or brokers (who may be or include the Independent Agent) through which purchases of Market Shares and sales of Common Stock under the Plan will be executed.

6.   Who will hold the Common Stock certificates?

     Unless otherwise requested by a participant (see Question 18), either the Independent Agent or a custodian appointed by Con Edison (the "Custodian") will hold in custody the certificates for Common Stock in the Participant's Account, including any Common Stock certificates submitted by the participant for safekeeping. See Question 15. The Common Stock held under the Plan by the Independent Agent or the Custodian will be registered in its name or that of its nominee. The Custodian, if one is appointed, will be a bank or trust company, and will not be affiliated with Con Edison. Con Edison may appoint or terminate a Custodian without notice to participants.

Participation

7.   Who is eligible to join the Plan?

     All holders of record of Common Stock, in whose names Common Stock certificates are registered, are eligible to join the Plan; provided that, in the case of holders who are citizens or residents of a country other than the United States of America, its territories and possessions, participation in the Plan would not violate any local laws of such country applicable to Con Edison or to the holder. Beneficial owners of Common Stock whose shares are registered in names other than their own (such as a bank or a broker) may become eligible to participate by having registration of the shares transferred to their names. Alternatively, a beneficial owner may be able to make arrangements with the holder of record, for the holder of record to participate in the Plan on behalf of the beneficial owner, but any fees or charges of the holder of record in such case will be the responsibility of the beneficial owner.

8.   How does an eligible shareholder join the Plan?

     Eligible shareholders may join the Plan by obtaining an Authorization Form from Investor Services and submitting the completed and signed Authorization Form to Investor Services.

     A shareholder who is enrolled in the Plan on December 1, 1993 will automatically continue to participate in the Plan on the terms set forth in this Prospectus, unless and until such shareholder submits to Investor Services a written request to terminate participation in the Plan and to transfer, withdraw or sell all Common Stock in the Participant's Account. The most recent Authorization Form received from such a shareholder will continue in effect.

     A participant who wishes to change the number of shares of Common Stock held of record by such participant on which dividends will be reinvested, should submit a new Authorization Form to Investor Services. If the new Authorization Form is received by Investor Services on or before the record date established for payment of a particular dividend, the new Authorization Form will be effective for that dividend. See Question 12.

9.   What does the Authorization Form provide?
     The Authorization Form authorizes the application for the Participant's Account, pursuant to the Plan, of (i) all cash dividends on all Common Stock registered in the participant's name (except as provided in the following paragraph), (ii) all cash dividends on Common Stock credited to the Participant's Account, and (iii) any cash payments submitted by the participant.

     A participant may, in lieu of reinvesting the cash dividends on all Common Stock held of record by the participant, specify the number of shares of Common Stock held of record by the participant on which dividends shall be reinvested. If the number of shares held of record by the participant falls below the number specified, the dividends on all such shares will be reinvested. If the number of shares of Common Stock held of record by the participant subsequently increases, the number of shares on which the dividends are reinvested will correspondingly increase up to the number originally specified. Otherwise, increases or decreases in the number of shares of Common Stock held of record by the participant will not affect the number specified for dividend reinvestment.

10. Are there any restrictions on the amount a participant may invest under the Plan?

     Yes. While there is no restriction on the amount of cash dividends that a participant may invest under the Plan, cash payments are limited. Cash payments submitted by a participant may not be less than $20 per payment nor more than $12,000 in any calendar year.

Purchases

11. What is the source of Common Stock purchased under the Plan?

     The Common Stock purchased for the Plan will be either (i) New Shares purchased by the Independent Agent directly from Con Edison or (ii) shares of Common Stock purchased by the Independent Agent, in one or more transactions, on any securities exchange on which shares of Common Stock are traded, in the over-the-counter market or in negotiated transactions with parties not affiliated with Con Edison, at current market prices and on such terms as the Independent Agent may determine to be in the best interests of the participants ("Market Shares"). Not more than once in any three-month period, Con Edison will instruct the Independent Agent as to whether New Shares or Market Shares are to be purchased. The statement of account sent to participants after purchases will indicate whether New Shares or Market Shares were purchased.

12.  How are cash dividends reinvested under the Plan?

     If the Authorization Form is received by Investor Services on or before the record date established for payment of a particular dividend, reinvestment of dividends will begin with that dividend payment. If the Authorization Form is received by Investor Services after the record date for a particular dividend, that dividend will be paid in cash and reinvestment of dividends will commence with the following dividend payment. The record date for a Common Stock dividend is ordinarily about one month prior to the dividend payment date for that dividend. Con Edison has historically paid cash dividends on Common Stock on the 15th day of March, June, September and December.

     No interest will be paid to participants on dividends held pending investment.

     The number of shares to be credited to a Participant's Account with respect to a particular dividend payment will be determined by dividing the amount of the cash dividends being invested on behalf of the participant by the price of the shares, including fractions of a share computed to three decimal places. See Question 14, which explains how the price will be determined.

     If a participant has not certified to Con Edison that the participant is not subject to Federal income tax backup withholding and that the participant's taxpayer identification number is correct, Con Edison is required to withhold and submit to the Internal Revenue Service a tax on the dividends paid on the participant's Common Stock. For such participants, Con Edison will reinvest an amount equal to the dividend payment less the withholding tax. Currently, the backup withholding tax rate is 31%. A form for use by participants in making the required certification may be obtained from Investor Services.

13.  How are cash payments invested under the Plan?

     A participant may make cash payments of not less than $20 per payment nor more than $12,000 in any calendar year by submitting to Investor Services a check or money order made payable to Con Edison along with written instructions to use the payment to purchase Common Stock for a Participant's Account. A form for use in making cash payments will be attached to the statements of account sent to participants. A cash payment may be made upon enrollment in the Plan. Within 10 days of receipt by Investor Services, cash payments will be delivered to the Independent Agent (or, if one is appointed, the Custodian). There is no obligation to make a cash payment.

     No interest will be paid to participants on cash payments held pending investment.

     The number of shares to be credited to a Participant's Account with respect to a cash payment will be determined by dividing the cash payment by the price of the shares, including fractions of a share computed to three decimal places. See Question 14, which explains how the price will be determined.

     A cash payment will be refunded to a participant if Investor Services receives, not later than one week prior to the date the payment would otherwise be invested, a written request from the participant to refund the payment.

14. What will be the price for Common Stock purchased under the Plan?

     New Shares or Market Shares will be purchased for the Plan by the Independent Agent, in accordance with the latest instruction given by the Company. See Question 11. Con Edison cannot guarantee that Common Stock will be purchased at any particular price.

     New Shares purchased under the Plan will be credited to a Participant's Account at the average of the high and low prices at which Common Stock was sold on the business day next preceding the New Share Investment Date as reported in The Wall Street Journal. If The Wall Street Journal for any reason does not report such prices, the average of the high and low prices at which Common Stock was sold on the last day preceding such New Share Investment Date on which Common Stock was traded, as reported in the Consolidated Transaction Reporting System, will be used.

     Market Shares purchased under the Plan will be credited to a Participant's Account at the average of the actual prices paid by the Independent Agent for all shares of Common Stock purchased with dividends paid on the same date or cash payments received during the same month, as the case may be. If Market Shares are to be purchased, Con Edison will instruct the Independent Agent to purchase such shares promptly and in no event, in the case of cash dividends, more than 10 days after the dividend payment date, and in the case of cash payments, more than 10 days after the end of the month in which the payment is received by Investor Services.

Safekeeping

15. Can Common Stock not purchased under the Plan be deposited for safekeeping?

     A participant may deposit Common Stock not purchased under the Plan for safekeeping in the Participant's Account, provided that the certificates for the Common Stock to be deposited are registered in the participant's name, or if such certificates are registered in another name, the participant has satisfied the requirements for transfer of such certificates. See Question 17.
Participants depositing Common Stock for safekeeping, should deliver the unendorsed Common Stock certificates, along with a letter requesting safekeeping, to Investor Services. It is recommended that the certificates be sent by registered mail, return receipt requested and be properly insured.

     Registration of the Common Stock deposited for safekeeping will be transferred to the name of the Independent Agent or Custodian or that of its nominee and credited to the Participant's Account. Thereafter, the deposited Common Stock will be treated in the same manner as Common Stock purchased under the Plan by the participant, and all cash dividends on the deposited Common Stock will be used to purchase Common Stock for the Participant's Account.

Transfers, Withdrawals and Sales

16.  How do transfers, withdrawals and sales affect participant's
     Common Stock?

     Transfers, withdrawals and sales of shares of Common Stock from a Participant's Account reduce the number of shares in the Participant's Account, but do not otherwise affect the participant's participation in the Plan. Cash dividends on any Common Stock remaining in the Participant's Account will continue to be used to purchase Common Stock. Any cash payment submitted by the participant will be used to purchase Common Stock, unless a refund is requested (see Question 13). Cash dividends on Common Stock held of record by the participant, including any Common Stock withdrawn by the participant, will continue to be reinvested in accordance with the participant's most recent Authorization Form unless the participant submits to Investor Services a new Authorization Form or a written request to terminate participation in the Plan. A form for use in terminating participation in the Plan will be attached to the statements of account sent to participants.

     If a participant sells or otherwise transfers all of the shares of Common Stock the participant holds outside the Plan, all cash dividends on Common Stock in the Participant's Account will continue to be used to purchase Common Stock until the participant transfers, withdraws or sells all of the Common Stock in the Participant's Account.

17. How does a participant transfer Common Stock from the Participant's Account?

     A participant may transfer ownership of Common Stock in the Participant's Account to another account within the Plan. Alternatively, the participant may transfer ownership of whole shares of Common Stock in the Participant's Account by submitting to Investor Services a written request to issue Common Stock certificates in the name of another person, provided this request is accompanied by a request to withdraw the Common Stock to be transferred. See Question 18.

     To transfer Common Stock, a participant must submit to Investor Services an assignment of the Common Stock in form and substance satisfactory to Con Edison. The transfer will be subject to the same requirements as applicable to the transfer of securities generally, including the requirement of a medallion signature guarantee. No transfer will be made unless and until the participant has complied with all applicable requirements. A form of assignment and further information about current transfer requirements may be obtained from Investor Services.

     For transfers within the Plan, Investor Services will credit an existing Participant's Account with the Common Stock to be transferred if the transferee is already a Plan participant. Otherwise, Investor Services will establish an account under the Plan for the transferee and credit the transferred Common Stock to the new account. The transferor and transferee will each receive a statement showing the number of shares of Common Stock transferred. The transferred Common Stock will be treated in the same manner as if it had been purchased under the Plan by the transferee, and all cash dividends on the transferred Common Stock will be used to purchase Common Stock under the Plan.

18. How does a participant withdraw Common Stock from the Participant's Account?

     A participant may withdraw certificates for any number of whole shares of Common Stock in the Participant's Account by submitting to Investor Services a written request to withdraw such shares. Certificates for fractions of shares will not be issued under any circumstances. A form for use in withdrawing Common Stock will be attached to the statements of account sent to participants.

     If a participant requests to withdraw all Common Stock in the Participant's Account, Con Edison will issue certificates for whole shares of Common Stock in the Participant's Account and will instruct the Independent Agent to sell any fraction of a share in the same manner as if the participant had requested Common Stock to be sold. See Question 19.

     Unless a transfer is requested by a participant, certificates for Common Stock withdrawn from the Participant's Account will be issued in the name in which the account was originally established under the Plan. See Question 17.

     Common Stock in a Participant's Account may not be pledged. A participant who wishes to pledge Common Stock must first request that certificates for such shares be issued in the participant's name.

19. How does a participant sell Common Stock from the Participant's Account?

     A participant may sell all or a specified number of shares of Common Stock in the Participant's Account by submitting to Investor Services a written request to sell such shares; provided, however, that no request for the sale of less than 100 shares of Common Stock will be processed unless such shares constitute all Common Stock held in the Participant's Account. A form for use in selling Common Stock will be attached to the statements of account sent to participants.

     Each week, Investor Services will aggregate all such requests received during the prior week, and instruct the Independent Agent to sell the aggregate number of shares of Common Stock in one or more transactions. The net proceeds of such sale will be allocated among each selling participant based on the number of shares sold that are attributable to the participant and the average sales prices, commission and transfer tax. The payment to a participant may also be subject to the Federal backup withholding tax. Con Edison cannot guarantee that Common Stock will be sold on any specific day or at any specific price.

Stock Dividends, Stock Splits Or Rights Offerings

20. What happens to stock dividends, stock splits and stock rights?
     Any stock dividends or split shares distributed by Con
Edison on Common Stock in a Participant's Account will be added to the Participant's Account. If a participant's most recent Authorization Form specifies that dividends be reinvested on fewer than all shares held of record, the number of shares specified will be deemed to be proportionately increased in the event of a stock dividend or stock split or proportionately decreased in the event of a reverse stock split.

     In the event of a rights offering, Con Edison will instruct the Independent Agent to promptly sell all rights attributable to shares held under the Plan and invest the proceeds in Common Stock for the respective accounts of the participants in the same manner as in the case of investment of cash payments. See Question 13. The number of such shares to be credited to a Participant's Account will be determined by dividing the net proceeds from the sale of rights attributable to shares credited to the Participant's Account by the price of the shares purchased. See Question 14. A participant who wishes to exercise the rights should withdraw Common Stock from the Participant's Account in advance of the record date for such rights offering. See Question 18.

Reports To Participants

21. How will a participant be informed as to the status of the Participant's Account?

     Following each purchase of Common Stock for a Participant's Account, a statement of account will be mailed to the participant. A participant will also receive a statement following any sale, withdrawal, transfer, or deposit for safekeeping of Common Stock for the Participant's Account. Participants should retain these statements for income tax and other purposes.

Voting Of Common Stock

22. How will the Common Stock in the Participant's Account be voted?

     Each participant will receive a proxy statement and a form of proxy which will cover all Common Stock held by the participant of record and all Common Stock in the Participant's Account. Such shares will be voted only in accordance with the instructions of the participant.

Foreign Shareholders

23.  How will the Plan apply to foreign shareholders?

     In the case of foreign participants who have their dividends reinvested and whose dividends are subject to Federal income tax withholding, Con Edison will reinvest, after deduction of taxes, an amount equal to the net dividends. Cash payments received by Investor Services from foreign participants will be invested in the same manner as cash payments from other participants. See Question 13. All cash payments must be in United States dollars.

Suspension, Modification Or Termination Of The Plan

24.  May the Plan be changed or discontinued?

     Con Edison reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan, each Participant's Account will be distributed in the same manner as if a participant had requested to withdraw all Common Stock from the Participant's Account. See Question 18.

Responsibility Of Con Edison

25.  What are the responsibilities of Con Edison under the Plan?

     Con Edison will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any failure to terminate a Participant's Account upon such participant's death prior to receipt by Con Edison of notice in writing of such death.

                         FEDERAL INCOME TAX INFORMATION

     A participant will be treated for Federal income tax purposes as having received, on the dividend payment date, the dividends used to purchase Common Stock under the Plan. This dividend is includible in the participant's gross income, even though the participant does not receive the dividend in cash. In addition, if Market Shares are purchased, a participant will be deemed to have received, on the Investment Date, additional income equal to the brokerage charges paid by Con Edison on such shares. Con Edison is required to report such dividends and additional income to the Internal Revenue Service.

     A participant will not realize any taxable income solely by reason of transferring or withdrawing Common Stock, unless all Common Stock in the Participant's Account is withdrawn, in which event a participant will realize a gain or loss on any fractional share sold. More generally, gain or loss may be realized by a shareholder whenever Common Stock is sold or otherwise transferred by the shareholder. The amount of such gain or loss will be the difference between the amount which the shareholder receives for Common Stock and the tax basis of the Common Stock. The tax basis of Common Stock purchased pursuant to the Plan as presently constituted will generally be the cost (including any brokerage charges) as shown in the statements of account sent to participants. Con Edison is required to report the sale of any Common Stock from a Participant's Account to the Internal Revenue Service.

     Dividends reinvested under the Plan during 1982 and 1983 were invested in newly-issued "qualified common stock", and were eligible for special Federal income tax treatment. An individual shareholder who chose to receive dividends in the form of Common Stock under the Plan during 1982 and 1983 could have elected to exclude a portion of such dividends from Federal income tax. Common Stock acquired by a participant who so elected has a zero tax basis and remains subject to special Federal income tax rules.

     Payments to a participant will be subject to a withholding tax if the participant fails to certify to Con Edison that the participant is not subject to Federal income tax backup withholding or fails to provide Con Edison with the participant's correct taxpayer identification number on Form W-9. Currently, the backup withholding tax rate is 31%.

     The above discussion of Federal income tax consequences is general in nature and should not be relied upon as tax advice. Participants seeking tax advice regarding the Plan should consult with their own tax adviser.

                      INDEMNIFICATION
     Sections 721 to 725 of the Business Corporation Law of the State of New York provide for indemnification of directors and officers. In addition, pursuant to Section 15 of Con Edison's By-Laws, Con Edison shall indemnify, to the extent not prohibited by any law, any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an investigation or legislative proceeding (and including an action by or in the right of Con Edison), by reason of the fact that he or she is or was a Trustee or officer of Con Edison against any and all judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred with respect to such action or proceeding or related appeal. As permitted by Section 726 of the Business Corporation Law, Con Edison has insurance (a) to indemnify Con Edison for obligations it incurs for indemnification of its Trustees and officers, and (b) to indemnify Trustees and officers of Con Edison for losses, costs and expenses incurred by them in actions brought against them in connection with their acts as Trustees or officers for which they are not indemnified by Con Edison. Con Edison has also purchased insurance coverage insuring the Trustees and officers of Con Edison against certain liabilities that could arise in connection with administration of Con Edison's employee benefit plans. No such indemnification or insurance payment shall be made to or on behalf of a Trustee or officer if a judgment or other final adjudication adverse to the Trustee or officer establishes that his acts were committed in bad faith or were the results of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     As permitted by Section 402 of the Business Corporation Law, Article 10 of Con Edison's Certificate of Incorporation provides:

     "A Trustee of the Company shall not be liable to the Company or any of its stockholders for damages for any breach of duty in such capacity, except to the extent elimination or limitation of liability is not permitted by applicable law. Any repeal or modification of this Article shall not adversely affect any right, immunity or protection of a Trustee of the Company existing or provided hereunder with respect to any act or omission occurring prior to the repeal or modification."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers or persons controlling Con Edison pursuant to the foregoing provisions, Con Edison has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
                                         17

                                  LEGAL MATTERS

     The validity of the Common Stock being offered pursuant to this Prospectus and certain other related legal matters have been passed upon for Con Edison by
T. Bowring Woodbury, II, Esq., Senior Vice President and General Counsel.

                                     EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to Con Edison's Annual Report on Form 10-K for the year ended December 31, 1992, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

=================================================================

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Con Edison. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the Prospectus or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Con Edison since the date of the Prospectus or that the information herein is correct as of any time since such date.


                         ---------------

                                TABLE OF CONTENTS

Available Information . . . . . . . . . . . . . . . . . . . .  2
Incorporation of Certain Documents by
  Reference  . . . . . . . . . . . . . . . . . . . . . . . . . 3
Con Edison  . . . . . . . . . . . . . . . . . . . . . . . .  . 4
Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . 4
Description of the Plan  . . . . . . . . . . . . . . . . . . . 4
  Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . 4
  Advantages  . . . . . . . . . . . . . . . . . . . . . . . .  5
  Administration  . . . . . . . . . . . . . . . . . . . . . .  5
  Participation . . . . . . . . . . . . . . . . . . . . . . .  7
  Purchases . . . . . . . . . . . . . . . . . . . . . . . . .  8
  Safekeeping . . . . . . . . . . . . . . . . . . . . . . . . 11
  Transfers, Withdrawals and Sales . . . . . . . . . . . . .  11
  Stock Dividends, Stock Splits
    or Rights Offerings . . . . . . . . . . . . . . . . . . . 14
  Reports to Participants . . . . . . . . . . . . . . . . . . 14
  Voting of Common Stock . . . . . . . . . . . . . . . . . .  14
  Foreign Shareholders . . . . . . . . . . . . . . . . . . .  15
  Suspension, Modification or
    Termination of the Plan . . . . . . . . . . . . . . . . . 15
  Responsibility of Con Edison . . . . . . . . . . . . . . .  15
Federal Income Tax Information . . . . . . . . . . . . . . .  16
Indemnification . . . . . . . . . . . . . . . . . . . . . . . 17
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . 18
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

=================================================================

=================================================================



                                  [Con Ed logo]



       Automatic Dividend Reinvestment and Cash Payment Plan



                         ---------------


                             PROSPECTUS

                         ---------------


       The Plan is  administered  by,  and all  inquiries  should  be directed to:

                       Con Edison Investor Services
                            P.O. Box 149
                           Cooper Station
                        New York, New York 10003
                    800-522-5522 (in New York State)
                       800-221-6664 (elsewhere)




                         November 23, 1993


=================================================================

                           PART II

           INFORMATION NOT REQUIRED IN PROSPECTUS


Item 15. Indemnification of Directors and Officers.

     Reference is made to Sections 721 to 725 of the New York Business Corporation Law ("NYBCL") which provide for indemnification of directors and officers. Pursuant to Section 721 of the NYBCL, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Section 402(b) of the NYBCL permits a certificate of incorporation to set forth a provision limiting or eliminating the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit the liability of a director (i) if a judgment or other final adjudication adverse to him or her establishes that his or her acts were in bad faith or involved intentional misconduct or a knowing violation of law or
(ii) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (iii) in certain other cases specified in Section 719 of the NYBCL.

     Article SIXTH of Registrant's Restated Certificate of Incorporation provides that, except to the extent limitation of liability or indemnification is not permitted by applicable law: (i) a director or officer of the Registrant shall not be liable to the Registrant or any of its shareholders for damages for any breach of duty in such capacity, and (ii) the Registrant shall fully indemnify any person made, or threatened to be made a party to an action or proceeding, whether civil or criminal, including an investigative, administrative or legislative proceeding, and including an action by or in the right of the Registrant or any other enterprise, by reason of the fact that the person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant any other enterprise as a director, officer or in any other capacity, against any and all damages incurred as a result of or in connection with such action or proceeding or any appeal thereof.

     As permitted by Section 726 of the NYBCL, Registrant has insurance (a) to indemnify Registrant for obligations it incurs for indemnification of its directors and officers, and (b) to indemnify directors and officers of Registrant for losses, costs and expenses incurred by them in actions brought against them in connection with their acts as directors or officers for which they are not indemnified by Registrant. No insurance payment will be made to any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Registrant may also purchase insurance coverage insuring the directors and officers of Registrant against certain liabilities that could arise in connection with administration of Registrant's employee benefit plans.

Item 16. Exhibits.

     See Exhibit Index.

Item 17. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 2nd day of January, 1998.

                              Consolidated Edison, Inc.

                             By       Joan S. Freilich
                                      Joan S. Freilich
                                     Senior Vice President
                                   and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Name                              Title
Eugene R. McGrath*        Chairman of the Board of Directors,
                          President and Chief Executive Officer
                          and Director
                            (Principal Executive Officer)
Joan S. Freilich*          Senior Vice President and Chief
                            Financial Officer and Director
                            (Principal Financial Officer)
Hyman Schoenblum*          Vice President, Controller and Chief
                               Accounting Officer
                            (Principal Accounting Officer)
E. Virgil Conway*          Director
Gordon J. Davis*           Director
Ruth M. Davis*             Director
Ellen V. Futter*           Director
Arthur Hauspurg*           Director
Sally Hernandez-Pinero*    Director
Donald K. Ross*            Director
Robert G. Schwartz*        Director
Richard A. Voell*          Director
Stephen R. Volk*           Director
 ---------------
* Joan S. Freilich, pursuant to Powers of Attorney (executed by each of the officers and Directors listed above, and filed as Exhibit 24 hereto), by signing her name hereto does hereby sign and execute this Post-Effective Amendment No. 1 to Registration Statement on behalf of each of the officers and Directors named above and indicated as signing above in the capacities in which the name of each appears above.
                                               Joan S. Freilich
                                               Joan S. Freilich
January 2, 1998               - II-4 -

                     INDEX TO EXHIBITS


                                                    SEQUENTIAL
EXHIBIT                                           NUMBER AT WHICH
  NO.                  DESCRIPTION                 EXHIBIT BEGINS

2.    -- Agreement and Plan of Exchange.
         (Incorporated by reference to Exhibit A
         to the Proxy Statement and Prospectus
         in Part I of Registrant's Registration
         Statement on Form S-4 (No. 333-39164).)

3.1 -- Restated Certificate of Incorporation of Registrant. (Incorporated by reference to Exhibit B to the Proxy Statement and Prospectus in Part I of Registrant's
         Registration Statement on Form S-4
        (No. 333-39164).)

3.2 -- By-laws of Registrant. (Incorporated by reference to Exhibit C to the Proxy Statement and Prospectus in Part I of Registrant's
         Registration Statement on Form S-4
         (No. 333-39164).)

5.    -- Opinion and Consent of Edwin W. Scott, Esq.,
         Acting Senior Vice President and General Counsel of Registrant.

23.   -- Consent of Price Waterhouse LLP.

24    -- Powers of Attorney.